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				    AGREEMENT

						    April 2, 1997

Gary Luke
Baker Plantation, Inc.
P. O. Box 144
Centerville, La.  70522

Dear Gary:

     By mutual agreement, the agricultural lease dated January 1, 1988 and expired on January 1, 1997 is extended for an additional five years with a five year renewal option by written agreement of both parties by January 1, 2001, one year before expiration of the first five year period. All terms remain the same, except Section 2 to be revised to reflect most current values of planted acreage in sugar cane, as follows:

	  Compensation for the difference in acreage shall be determined by a mutually agreed upon 3rd party knowledgeable of such values of sugar cane.

     As per the lease agreement, please forward to this office, current Certificates of Insurance for proof of Workmen's Compensation and General Liability Insurance in the amount of $1,000,000 with Sterling Sugars, Inc. named as additional insured.

					      Sincerely,


					      Craig P. Caillier
    Agreed: /s/ Craig P. Caillier
	    ------------------------
	    Sterling Sugars, Inc.

    Agreed: /s/ Gary J. Luke
	    ------------------------
	    Baker Plantation, Inc.



















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